Exhibit 10.2

CALL AGREEMENT

          This CALL AGREEMENT (this "Agreement") is made as of June 13, 2003 by and between NR HOLDINGS, INC., a Delaware corporation ("Holdco") and Perry Mandarino, as Trustee (the "Holder") on behalf of NationsRent Unsecured Creditor’s Liquidating Trust, a Delaware business trust (the "Liquidating Trust") established pursuant to the NationsRent Liquidating Trust Agreement (the "Trust Agreement") dated the date hereof.

W I T N E S S E T H:

           WHEREAS, the First Amended Joint Plan of Reorganization of NationsRent, Inc. ("NationsRent"), and NationsRent USA, Inc., NationsRent Transportation Services, Inc., NR Delaware, Inc., NRGP, Inc., NationsRent West, Inc., Logan Equipment Corp., NR Dealer, Inc., NR Franchise Company, BDK Equipment Company, Inc., NationsRent of Texas, LP and NationsRent of Indiana, LP, was filed on February 7, 2003 (as modified by certain modifications filed with the Court on April 16, 2003, May 6, 2003 and May 13, 2003, the "Plan") and confirmed by the United States Bankruptcy Court for the District of Delaware in the Chapter 11 Cases No. 01-11628 through 01-11639 (Jointly Administered) by Order dated May 14, 2003 (the "Confirmation Order"), the Liquidating Trust was formed for such purposes enumerated under Section 2.2 of the Trust Agreement;

          WHEREAS, pursuant to the Plan and the Confirmation Order, NationsRent was merged with and into an indirect wholly-owned subsidiary of Holdco;

          WHEREAS, pursuant to the Plan and the Confirmation Order, certain New Securities (as defined below) were deposited into the Liquidating Trust;

          WHEREAS, one of the purposes of the Liquidating Trust is to hold, vote and sell or exchange the New Securities until such time as the Liquidating Trust is terminated pursuant to Article XI of the Trust Agreement; and

          WHEREAS, Holdco is entering into this Agreement with Holder in order to set forth certain rights, obligations and options relating to the option of Holdco to purchase the New Securities held in the Liquidating Trust.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound thereby, the parties hereto hereby agree as follows.

           1.      Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement, the Plan or the Stockholders' Agreement (defined below). In addition to the capitalized terms defined in other Sections of this Agreement, the following capitalized terms shall have the meanings ascribed to such terms:

          "Appraiser" means an independent nationally recognized investment bank or other qualified financial institution reasonably acceptable to Holdco and the Holder.

          "Call Notice" means the written notice given by Holdco to Holder pursuant to Section 2 hereof exercising its option to purchase all of Holder’s New Securities.

          "Call Period" means the period of 120 days commencing on the date Holder’s Notice is delivered and ending on the 120th day thereafter.

          "Call Price" means, if Holdco decides to exercise its rights to purchase the New Securities held by the Liquidating Trust pursuant to this Agreement, the Fair Market Value.

           "Certificate of Designation" means the Certificate of Designation, Preferences and Relative, Optional and Other Special Rights, and Qualifications, Limitations and Restrictions of Series A Preferred Stock, as filed by Holdco with the Secretary of State of the State of Delaware on June 12, 2003.

          "Convertible Subordinated Notes" shall mean the thirty million dollar ($30,000,000) aggregate principal amount of 6.5% unsecured convertible subordinated promissory notes due 2008 issued by Holdco.

          "Expiration Date" means, the earlier of (x) the date the Liquidating Trust is to be terminated pursuant to Section 11.2 of the Trust Agreement or (y) the fifth anniversary of the Effective Date (as such term is defined in the Plan).

          "Fair Market Value" means, the fair market value of the New Securities then held by the Liquidating Trust as determined by the Appraiser in accordance with Section 2(b) hereof. In arriving at its determination of fair market value, the Appraiser: (A) shall use the then aggregate principal amount of the Convertible Subordinated Notes, plus any accrued but unpaid interest, as the fair market value for the Convertible Subordinated Notes and (B) shall (i) base the valuation of the Holdco Common Stock and the Holdco Preferred Stock then held by the Trust upon the assumption that such securities were sold to an independent third party in an arm’s length transaction and (ii) with respect to such securities determine a valuation based on the arithmetic mean of (x) a valuation without regard to a minority interest discount (i.e., a valuation based upon (A) the aggregate value of the outstanding Holdco Common Stock multiplied by the percentage of the outstanding Holdco Common Stock then held by the Trust and (B) the aggregate value of the outstanding Holdco Preferred Stock multiplied by the percentage of the outstanding Holdco Preferred Stock then held by the Trust) and (y) a valuation with regard to a minority interest discount.

          "Governmental Entity" means any government, governmental entity, department, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

          "Holdco Common Stock" shall mean Holdco’s common stock, par value $.01 per share.

          "Holdco Preferred Stock" shall mean Holdco’s Series A Preferred Stock, par value $.01 per share.

          "Holder’s Notice" means the written notice given by Holder to Holdco pursuant to Section 2 hereof, triggering the commencement of the Call Period.

          "New Securities" shall mean the Holdco Common Stock, the Holdco Preferred Stock and the Convertible Subordinated Notes held, from time to time, as Trust Assets in the Liquidating Trust.

          "Stockholders’ Agreement" shall mean that Stockholders’ Agreement, dated as of June 13, 2003, between Holdco and the Stockholders signatory thereto.

          "34 Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules or regulations of the Securities Exchange Commission (or any other federal agency then administering the 34 Act) under the 34 Act, all as the same shall be in effect at the time.

          "Transfer" shall mean any direct or indirect, voluntary or involuntary, sale, pledge, hypothecation, assignment or transfer of any shares of New Securities or any economic or voting interest in any New Securities.

           2.      Call Option.

                (a) Not less than 120 days prior to the Expiration Date, Holder shall give a Holder's Notice to Holdco, which shall indicate that the Call Period has commenced. Holder's Notice also shall specify the then current (i) number of shares of Holdco Common Stock, (ii) number of shares of Holdco Preferred Stock, and (iii) aggregate principal amount of the Convertible Subordinated Notes, constituting the New Securities held in the Liquidating Trust.

                (b) Upon receipt of the Holder's Notice, Holdco will have ten (10) days to (i) decline to proceed with its rights to call the New Securities or (ii) notify the Holder that an Appraiser should be retained to determine the Fair Market Value. If Holdco elects to have an Appraiser retained, Holdco and the Holder shall have ten (10) days to mutually agree on the Appraiser. The Appraiser shall have 20 days to determine the Fair Market Value. The costs of conducting the appraisal shall be: (i) shared equally by Holdco and Holder if Holdco exercises its call rights pursuant to sub-clause (c) below, or (ii) the sole responsibility of Holdco, and shall be paid by Holdco, if Holdco does not exercise its call rights pursuant to sub-clause (c) below.

                (c) Upon completion of the appraisal, at any time during the remainder of the Call Period (but not later than 15 days prior to the Expiration Date), Holdco shall have the irrevocable right and option, but not the obligation, by giving a Call Notice to Holder, to purchase all of Holder's New Securities for an amount equal to the Call Price.

                (d) On the date of purchase designated in the Call Notice (the "Purchase Date"), Holder shall Transfer and deliver to Holdco the New Securities, free and clear of all liens, restrictions and encumbrances (other than those set forth in the Trust Agreement, the Stockholders' Agreement and the Plan) against payment therefor in immediately available funds by wire transfer to an account in a bank located in the United States designated by Holder for such purpose. For all tax and financial reporting purposes, Holder and Holdco shall treat the Purchase Date as the date of the sale or exchange of the New Securities being purchased.

                (e) The Call Notice (which shall be irrevocable) shall (i) state that all the New Securities are being purchased, (ii) designate the date of purchase, which date shall be not less than ten (10) days prior to the Expiration Date, and (iii) state the applicable Call Price per each class of New Security which shall be based on the Fair Market Value.

           3.      Representations and Warranties of Holder. Holder hereby represents and warrants to Holdco as follows:

                (a) Holder has the legal right, power, authority and capacity to enter into and deliver this Agreement on behalf of the Liquidating Trust, to consummate the transactions contemplated hereby and to perform Holder's obligations hereunder.

                (b) This Agreement has been duly executed and delivered by Holder on behalf of the Liquidating Trust and is a legal, valid and binding obligation of Holder enforceable against Holder in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

           4.      Representations and Warranties of Holdco. Holdco hereby represents and warrants to Holder as follows:

                (a) Holdco has full legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                (b) This Agreement has been duly and validly authorized by all necessary action of Holdco and is a legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

           5.      Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, instructions or consents provided for or permitted to be given under this Agreement must be in writing and shall be given either by registered or certified mail, addressed to the recipient, with return receipt requested, or by delivering the writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, instruction or consent given under this Agreement is effective upon receipt or three (3) days after the date mailed, whichever is sooner. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. All notices, requests, instructions and consents to be given to Holder or Holdco must be sent or delivered at the address given for that party as specified below or, with respect to Holder, such other address as Holder may specify by written notice to Holdco or, with respect to Holdco, such other address as Holdco may specify by written notice to Holder:

If to Holdco:	NR Holdings, Inc.
450 East Las Olas Boulevard, 14th Floor
Fort Lauderdale, Florida 33301
Attention: General Counsel
Telephone: (954) 760-6550
Facsimile: (954) 759-6992

With copies to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Mark A. Rosenbaum, Esq.
Telephone: (212) 806-5400
Facsimile: (212) 806-6006

If to Holder:	Perry Mandarino
c/o Traxi LLC
212 West 35th Street
New York, New York 10001
Telephone: (212) 456-0770
Facsimile: (212) 465-1919

With a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attention: Kenneth Rosen, Esq.
Telephone: (973) 597-2548
Facsimile: (973) 597-2400

           6.      Survival of Representations and Warranties. All representations, warranties and agreements in this Agreement shall survive execution and delivery hereof and any transfer of New Securities pursuant hereto.

           7.      Equitable Relief. The parties hereto each acknowledge and agree that the other would be irreparably damaged in the event any of the provisions of this Agreement were not performed by it in accordance with the specific terms or were otherwise breached and that monetary damages will be an inadequate remedy of such non-performance or breach. Accordingly, in addition to any other remedy that the damaged party may have, the damaged party shall be entitled to enforce the specific performance of the provisions of this Agreement and to seek both permanent and temporary relief in the event of any non-performance of breach hereof.

           8.      Counterparts. This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally executed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

           9.      Entire Agreement. This Agreement, the Trust Agreement, the Plan and the other agreements referred to herein or therein, dated as of the Effective Date, constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore.

           10.      Amendments. This Agreement may be amended or modified from time to time only by a written instrument signed by Holdco and Holder; provided, however, that any such amendment or modification that contradicts the provisions or intent of the Trust Agreement or the Plan shall be null and void and of no effect whatsoever.

           11.      Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, exclusive of its conflict-of-laws principles.

           12.      Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

           13.      Assignment. Except upon a Transfer of New Securities by Holder as permitted by and in accordance with the terms of the Trust Agreement, the Stockholders' Agreement and the Plan, this Agreement may not be assigned in whole or in part by Holder. Upon any Transfer of New Securities by Holder in accordance with the terms of the Trust Agreement, the Stockholders' Agreement and the Plan, the Transferee shall take the New Securities subject to this Agreement and a proportionate share of the rights and obligations under this Agreement shall be deemed to be transferred to the Transferee, effective upon such Transfer. Promptly upon request, each of the parties hereto (including without limitation any Transferee) agrees to enter into such further agreements or take such further actions as may be reasonably necessary or appropriate to reflect such Transfer and the rights and obligations of the parties thereafter or resulting therefrom. Holdco may not assign this Agreement (except by operation of law or to any Affiliate of Holdco) without the written consent of Holder (such consent not to be unreasonably withheld).

           14.      Binding Effect. Subject to the restrictions on assignment set forth herein, this Agreement is binding on and inures to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and the term "Holder" shall include any such heir, representative, successor or assign.

           15.      Interpretation. For purposes of this Agreement, all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Titles or captions of Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          IN WITNESS WHEREOF, Holdco and Holder have executed this Agreement on and as of the date first above written.

HOLDCO:	NR HOLDINGS, INC. By: Name: Joseph H. Izhakoff Title: Executive Vice President, General Counsel and Secretary

HOLDER:	By: Name: Perry Mandarino Title: Trustee for the Liquidating Trust